EXHIBIT 5
                              BAKER & DANIELS
                         300 NORTH MERIDIAN STREET
                                SUITE 2700
                       INDIANAPOLIS, INDIANA  46204
                              (317) 237-0300

September 14, 1999

Paul Harris Stores, Inc.
6003 Guion Road
Indianapolis, IN 46254

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Paul Harris Stores, Inc., an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), registering the offer and sale of up to 1,000,000 additional shares (the "Shares") of the Company's common stock, without par value, pursuant to the Paul Harris Stores, Inc. 1996 Stock Option and Incentive Plan, as amended to date (the "Plan").

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement shall have become effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable.

     Our opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                              Very truly yours,

                              /s/ BAKER & DANIELS